Exhibit 10.1

LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

     This LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver and Amendment”) is entered into as of this 10th day of January, 2005, by NAVARRE CORPORATION, a Minnesota corporation (“Borrower”), the Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the “Agent”) for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Waiver and Amendment shall have the meanings ascribed to them by the Credit Agreement.

RECITALS

     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of June 18, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

     WHEREAS, the Borrower has advised the Agent and the Lenders that Navarre CP, LLC, a Minnesota limited liability company, Navarre CLP, LLC, a Minnesota limited liability company and Navarre CS, LLC, a Minnesota limited liability company, which are wholly-owned Subsidiaries of Borrower (each, a “New Subsidiary” and collectively, the “New Subsidiaries”) desire to acquire (the “FUNimation Acquisition”) all of the partnership interests in FUNimation Productions Ltd., a Texas limited partnership and FUNimation Store Ltd., a Texas limited partnership (collectively, together with their Subsidiaries, the “FUNimation Companies”) pursuant to and in accordance with that certain Partnership Interest Purchase Agreement, dated as of even date herewith, by and among the Sellers (as defined therein), the Seller Representative (as defined therein), the FUNimation Companies and the Borrower (as in effect on the date hereof, the “FUNimation Purchase Agreement”) and other related agreements, documents, opinions, certificates and other instruments, each of which shall be in form and substance satisfactory to the Agent (together with the FUNimation Purchase Agreement, collectively, the “FUNimation Acquisition Agreements”), for an aggregate purchase price (the “FUNimation Purchase Price”) consisting solely of (i) an amount not to exceed $100,400,000 payable solely in cash and solely from the proceeds of the Equity Issuance (as defined below) (such portion, the “Cash Portion”), (ii) common Stock of Borrower (such portion, the “Stock Portion”), the number of shares of which shall (x) be calculated by dividing $25,000,000 by the Closing Share Price (as defined in the FUNimation Purchase Agreement) and (y) in no event be less than 1,495,216 or greater than 1,827,486 and (iii) an aggregate amount not to exceed $17,000,000 payable by the Borrower and/or the New Subsidiaries as “earnouts” or similar payment obligations (such portion, the “Earnout Portion”);

     WHEREAS, the Borrower has informed the Agent and the Lenders that Borrower desires to issue and sell certain Stock of Borrower for an aggregate net consideration not to exceed $140,00,000 (the “Equity Issuance”) pursuant to and in accordance with certain definitive securities purchase agreement and other related agreements, documents, opinions, certificates, and other instruments, each of which shall be in form and substance satisfactory to the Agent

(collectively, the “Equity Agreements”), and the proceeds of such Equity Issuance shall be used to fund (i) the Cash Portion of the FUNimation Purchase Price and (ii) costs and expenses associated with the FUNimation Acquisition and any remaining amount of the proceeds of such Equity Issuance may be used by Borrower to prepay the Loans; and

     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have agreed to waive and amend certain provisions of the Credit Agreement as herein set forth in connection with the FUNimation Acquisition and the Equity Issuance.

     NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Parties, the Agent, and Lenders hereby agree as follows:

SECTION 1. Limited Waivers.

     (a)     The Agent and the Lenders hereby waive the provisions of (1) clause (v) of Section 6.1 of the Credit Agreement to the extent, and solely to the extent, to permit the Borrower and the New Subsidiaries to incur the Earnout Portion of the FUNimation Purchase Price and (2) clause (vi) of Sections 6.1 of the Credit Agreement to the extent, and solely to the extent, to permit the Borrower and the New Subsidiaries to consummate the FUNimation Acquisition pursuant to the FUNimation Acquisition Agreements; provided however that it is understood and agreed by the parties hereto that (i) notwithstanding the foregoing limited waiver, no Credit Party shall consummate all or any portion of the FUNimation Acquisition unless (x) the Credit Parties comply with each of the conditions set forth in Section 6.1 relevant to Permitted Acquisitions (other than the provisions of clauses (v) and (vi) of Section 6.1 of the Credit Agreement to the extent waived above) and (y) an amendment to the Credit Agreement relating to the FUNimation Acquisition, in form and substance satisfactory to the Agent in its reasonable discretion, is executed by each of the parties thereto (and payment of an amendment fee equal to $25,000 in connection therewith); (ii) the FUNimation Companies and any other entities formed or acquired pursuant to or in connection with the FUNimation Acquisition (each a “FUNimation Entity”) shall become Credit Parties under the Credit Agreement (and each such FUNimation Entity shall fully guaranty the Obligations and the Agent shall be granted a fully perfected first priority Lien (subject to Permitted Encumbrances)on all of the assets of, and equity interests in, each FUNimation Entity to secure the payment and performance of all of the Obligations) and shall execute such agreements and documents and take such actions as may be reasonably requested by the Agent; (iii) no portion of the FUNimation Purchase Price shall be funded from the proceeds of any Loans; (iv) no Credit Party shall make any investment in one or more FUNimation Companies or any other entity acquired pursuant to the FUNimation Acquisition and (v) no FUNimation Entity may merge or consolidate with or into any other Credit Party. The Agent and the Lenders hereby acknowledge receipt on December 3, 2004 of Borrower’s notice of the proposed FUNimation Acquisition for purpose of commencing the 30 Business Days’ prior written notice period required pursuant to clause (i) of Section 6.1 of the Credit Agreement.

     (b)     The Agent and the Lenders hereby waive the provisions of (i) Section 6.5 of the Credit Agreement to the extent, and solely to the extent, necessary to permit the Equity Issuance pursuant to and in accordance with the Equity Agreements and (b) Section 1.3 of the Credit Agreement to the extent, and solely to the extent, necessary to permit the Borrower to use the net proceeds of the Equity Issuance solely to fund the Cash Portion of the FUNimation Purchase Price and costs and expenses associated with the FUNimation Acquisition.

SECTION 2. Amendments.

     (a)     Section 6.3(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “(a)     No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness permitted pursuant to Section 6.2(i) hereof, (vi) Indebtedness of Encore Software to the Borrower in an aggregate amount not to exceed $7,200,000, so long as such Indebtedness is evidenced by an intercompany note, in form and substance satisfactory to Agent, and such intercompany note has been delivered and endorsed to Agent, and Indebtedness of Borrower to Encore Software, Inc., a California corporation pursuant to Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000; provided that, no Credit Party (other than Encore Software) shall guarantee, grant liens on its assets (including, without limitation, the equity interests in Encore Software) to secure, or otherwise be directly or indirectly liable for any such Indebtedness or related obligations, (vii) Indebtedness of BCI Eclipse to the Borrower, so long as (a) the related loans to BCI Eclipse from the Borrower are permitted pursuant to Section 6.2(i), and (b) such Indebtedness is evidenced by an intercompany note, in form and substance satisfactory to Agent, and such intercompany note has been delivered and endorsed to Agent; and (viii) “earnouts” or similar payment obligations incurred by the Borrower and/or the New Subsidiaries in connection with the FUNimation Acquisition in an aggregate amount not to exceed $17,000,000.”

     (b)     Section 6.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

       “6.14     Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) employee loans permitted under Section 6.4(b), (c) on any day, the Borrower may repurchase the Borrower’s own shares of common stock, as long as (i) at the time of such repurchase and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such repurchase, the Borrowing Availability shall be at least $20,000,000 and (iii) the aggregate consideration paid for all such repurchases during any consecutive twelve month period does not exceed $250,000, (d) payment of Earnout Amounts (under and as defined in the BCI Eclipse Purchase Agreement as in effect on November 5, 2003) as long as (i) at the time of such payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such payment, the Borrowing Availability shall be at least $20,000,000, (iii) the Borrower has demonstrated to the Agent’s reasonable satisfaction that the average daily Borrowing Availability for the 30-day period preceding such payment was at least $20,000,000 and (iv) prior to such payment the Borrower has delivered evidence satisfactory to the Agent demonstrating that, had such payment been made on the last day of the then most recently completed Fiscal Quarter, Borrower would have been in compliance with the financial covenants set forth on Annex G to the Credit Agreement as of the end of such Fiscal Quarter, and (e) payment of Performance Payments (under and as defined in the FUNimation Purchase Agreement) in an aggregate amount not to exceed $17,000,000.”

     (c)     The following definitions set forth in Annex A to the Credit Agreement are hereby amended and restated to read in their entirety as follows:

       “Indebtedness” means , with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) ”earnouts” and similar payment obligations excluding bonus, phantom stock or other similar compensation payments owed to employees, or officers and incurred in the ordinary course of business, and (j) the Obligations.

       “Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates, (h) any payment of any Earnout Amount (as defined in the BCI Eclipse Purchase Agreement) or similar payment pursuant to the BCI Eclipse Purchase Agreement, and (i) any payment of any Performance Payments (as defined in the FUNimation Purchase Agreement) or similar payment pursuant to the FUNimation Purchase Agreement.

     (d)     Annex A to Credit Agreement is hereby amended by adding the following new definitions thereto in alphabetical order:

       “FUNimation Acquisition” has the meaning ascribed thereto in that certain Limited Waiver and Third Amendment to Credit Agreement, dated as of January 10, 2005, by and among the Agent, the Lenders the Borrower and the Credit Parties.

       “FUNimation Purchase Agreement” has the meaning ascribed thereto in that certain Limited Waiver and Third Amendment to Credit Agreement, dated as of January 10, 2005, by and among the Agent, the Lenders the Borrower and the Credit Parties.

       “New Subsidiaries” has the meaning ascribed thereto in that certain Limited Waiver and Third Amendment to Credit Agreement, dated as of January 10, 2005, by and among the Agent, the Lenders the Borrower and the Credit Parties.

SECTION 3. Effectiveness. The effectiveness of this Waiver and Amendment is subject to the satisfaction of each the following conditions precedent:

     (a)     the Agent shall have received payment of an amendment fee in an amount equal to $5,000 (which shall be fully earned and payable as of the date hereof);

     (b)     this Waiver and Amendment shall have been duly executed and delivered by the Borrower, the Credit Parties, the Agent and each Lender; and

     (c)     the representations and warranties contained herein shall be true and correct in all respects.

SECTION 4. Representations and Warranties. In order to induce the Agent and each Lender to enter into this Waiver and Amendment, each Credit Party hereby represents and warrants to the Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Waiver and Amendment, that:

     (a)     all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Waiver and Amendment (determined as if all references to “Closing Date” were references to January 10, 2005), except to the extent that any such representations and warranties expressly relate to an earlier date;

     (b)     the execution, delivery and performance by such Credit Party of this Waiver and Amendment has been duly authorized by all necessary corporate action required on its part and this Waiver and Amendment, and the Credit Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

     (c)     neither the execution, delivery and performance of this Waiver and Amendment by such Credit Party, the performance by such Credit Party of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof;

     (d)     no Default or Event of Default has occurred and is continuing; and

     (e)     no Change of Control will occur as a result of the Equity Issuance.

SECTION 5. Reference to and Effect Upon the Credit Agreement.

     (a)     Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (b)     The waivers and amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver and Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Waiver and Amendment shall be construed in connection with and as part of the Credit Agreement.

SECTION 6. Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Waiver and Amendment.

SECTION 7. GOVERNING LAW. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

SECTION 8. Headings. Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute part of this Waiver and Amendment for any other purposes.

SECTION 9. Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first written above.

BORROWER: NAVARRE CORPORATION
By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:
Name:
Title:

S-1
[Signature Page to Limited Waiver And Third Amendment To Credit Agreement]

     IN WITNESS WHEREOF, this Waiver and Amendment has been duly executed as of the date first written above by below Persons in their capacity as Credit Parties not as Borrower.

ENCORE SOFTWARE, INC., as Credit Party
By:
Name:
Title:

BCI ECLIPSE COMPANY, LLC, as Credit Party
By:
Name:
Title:

S-2
[Signature Page to Limited Waiver And Third Amendment To Credit Agreement]